Power of Attorney

The undersigned hereby constitutes and appoints Kumi Yamamoto Baruffi, Ronald L. Farnsworth, Neal T. McLaughlin, Andrea M. Newburn and Lisa White as the undersigned's attorneys-in-fact to (1) execute and file for and on behalf of the undersigned, all reports of, and changes in, beneficial ownership by the undersigned of securities of Columbia Banking System, Inc. (the "Company") as may be required by Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company, including forms required to generate codes for the Securities and Exchange Commission's electronic filing system; (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute and file any such reports with the United States Securities and Exchange Commission and any stock exchange or similar authority; and (3) take any other action of any nature whatsoever in connection with the foregoing that, in the opinion of such attorneys-in-fact, may be of benefit to, and in the best interest of, or legally required of, the undersigned.

The undersigned hereby grants to said attorneys-in-fact, each acting alone, full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact, or such attorneys-in-facts substitute or substitutes, shall lawfully do or cause to be done by the virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorneys-in-fact. The undersigned acknowledges that none of the Company, Kumi Yamamoto Baruffi, Ronald L. Farnsworth, Neal T. McLaughlin, Andrea M. Newburn and Lisa White are assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities and Exchange Act of 1934.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of January 24, 2023.

Signature: /s/ Frank Namdar
Name: Frank Namdar

Notarization/Certification
State of Oregon County of Clackamas

Signed or attested before me on January 24, 2023, by Frank Namdar.

/s/ Karin Keiko Kane
Notary/Agent/Subagent signature